UNITED STATES

                         SECURITIES EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of

                       The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 13, 2006


                              PHARMAFRONTIERS CORP.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

          Texas                       000-25513                  76-0333165
          -----                       ---------                  ----------
 (State of organization)       (Commission File Number)         (IRS Employer
                                                             Identification No.)



         2635 N. Crescent Ridge Drive
             The Woodlands, Texas                                   77381
             --------------------                                   -----
   (Address of principal executive offices)                      (Zip Code)

Registrant's Telephone Number, including area code: (281) 272-9331

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


|_| Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

|_| Soliciting  material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01         Entry into a Material Definitive Agreement

         Financing

         On April 13, 2006, PharmaFrontiers Corp. (the "Company") closed upon a transaction in which the Company issued 46,000,000 shares of the Company's common stock and warrants to purchase 23,000,000 shares of the Company's common stock for $23,000,000 to certain institutional and accredited investors (the "Transaction"). In connection with the Transaction, the Company agreed to hold a shareholder's meeting by June 30, 2006 to vote on a proposal to effect a 1 for 10 reverse split of the Company common stock that will not reduce the number of shares of common stock the Company is authorized to issue. Additionally, three board members resigned at the closing of the Transaction, two new directors were appointed to fill two vacancies and the Company agreed to file a Schedule 14f-1 to appoint a third new director. The Company also agreed to take all necessary action to list the Company's common stock on the Nasdaq Capital Market.

         The warrants will expire in five years, and are exercisable at $0.65 per share only after the Company effects a 1 for 10 reverse split. The warrants contain standard adjustment provisions for stock splits, distributions, reorganizations, mergers and consolidations. The Company has the right to call the warrants commencing one year from the effective date of a resale registration statement if the closing bid price per share of the Company's common stock equals or exceeds $1.30 for twenty consecutive trading days in which the daily average trading volume of the common stock is at least 200,000 shares. Additionally, if the resale registration statement is not effective for any period after April 13, 2007, then the warrant holders may exercise their warrants on a cashless basis during the period the resale registration statement is not effective.

         The Company has agreed to file a registration statement with the Securities and Exchange Commission by May 13, 2006 in order to register the resale of the shares of common stock issued pursuant to the Transaction and the shares issuable upon exercise of the warrants. If the Company fails to meet this deadline, if the registration statement is not declared effective prior July 12, 2006 or August 11, 2006 (if the Securities and Exchange Commission comments on the registration statement), or if the registration statement ceases to remain effective, the Company has agreed to pay the investors liquidated damages of 1.5% of the amount invested per 30 day period during such failure, up to 24% of the aggregate amount invested.

         The Company intends to conduct an appropriate accounting analysis consistent with general accepted accounting principles, including SFAS 133 and EITF 00-19, with respect to the securities issued in the Transaction, which may result in a portion of the proceeds being classified as a derivative liability. Any such derivative liability would be measured at each reporting date at fair value with the any change in fair value resulting in a gain or loss in the Company's statement of operations. Any such derivative liability initially will be reflected in the Company's financial statements for the fiscal quarter ending on June 30, 2006.

         Additionally, the Transaction triggered certain adjustment provisions contained in the Company's series B warrants and series C warrants issued in June and July 2005. Pursuant to the adjustment provisions, the number of shares issuable upon exercise of the series B warrants increased to 6,037,365 shares from 4,163,701 shares and the exercise price was reduced to $2.00 from $2.90 per share. The number of shares issuable upon exercise of the series C warrants increased to 11,105,477 shares from 8,329,108 shares and the exercise price was reduced to $3.00 from $4.00 per share.

         In connection with the Transaction, the Company paid commissions and fees to our placement agent, MDB Capital Group LLC ("MDB"), and another broker dealer for services in connection with the Transaction an aggregate of $1,754,100 and issued MDB and another broker dealer three year warrants to purchase an aggregate of 2,137,200 shares of common stock at an exercise price of $0.50 per share, exercisable after the Company effects a 1 for 10 reverse split. These warrants are not callable, have a cashless exercise option, and have standard adjustment provisions. The Company agreed to register the resale of the shares underlying the warrants issued to MDB and the other broker dealer.

         This summary description of the financing arrangements does not purport to be complete and is qualified in its entirety by reference to the form of the agreements and the other documents and instruments that are filed as exhibits to this current report.

         University of Chicago License

         On April 13, 2006, the Company amended that certain Amended and Restated License Agreement, dated December 30, 2004, with the University of Chicago with respect to certain payment obligations of the Company, as follows:
(i) an April 30, 2006 $1,500,000 cash payment obligation was extended until October 31, 2006; and (ii) the obligation to issue 216,228 shares of the Company's common stock issuable upon the close of the Transaction was extended until October 31, 2006.

Item 2.02         Results of Operations and Financial Condition

         The Company intends to use the net proceeds of this Transaction for Phase IIb clinical trials on Tovaxin (our multiple sclerosis cell therapy), the completion of its GMP manufacturing facility, finalizing preclinical studies and preparing the investigational new drug application for stem cells, the development of a T-cell vaccine for rheumatic arthritis, and general working capital. Management believes that the proceeds received from the Transaction will be sufficient to meet projected operating and capital expenditures through the third quarter of 2007.

         Certain milestones are expected to occur before the third quarter of 2007 including a planned Descriptive Analysis which is a mid-trial interim report of the results of the Phase IIb trial. Other milestones planned to occur before the third quarter of 2007 are the completion of the Tovaxin Phase I/II trails including the final report for these trials and the filing of an investigational new drug application to initiate human trials in Rheumatoid Arthritis.

Item 3.02         Unregistered Sales of Equity Securities

         As more fully described in Item 1.01, the Company issued (i) 46,000,000 shares of Company common stock and warrants to purchase a total of 23,000,000 shares of Company common stock to 41 "accredited investors" as such term is defined in Rule 501 under the Securities Act of 1933 (the "Act"); and (ii) warrants to purchase 2,137,200 shares of Company common stock to MDB and another broker dealer. The Company received gross proceeds of $23,000,000 ($21,245,900 proceeds after the deduction of sales commissions) from the private placement.

         The offers and sales were made without registration under the Act, or the securities laws of certain states, in reliance on the exemptions provided by
Section 4(2) of Act and Regulation D under the Act and in reliance on similar exemptions under applicable state laws. The issuance of the Company's common stock and the warrants issued in the Transaction did not involve any public offering; each investor made representations regarding its investment intent, experience and sophistication; each investor either received or had access to adequate information about us in order to make an informed investment decision; having received representations to this effect, we believe that each investor is an "accredited investor" as that term is defined under Rule 501(a) of Regulation D; and no advertising or general solicitation was made in connection with the sale and issuance of the Company's common stock and warrants in the transaction.

Item 5.01         Changes of Control of Registrant

         Pursuant to the Transaction, the new investors in the aggregate will own approximately 69% of the total outstanding shares of the Company's common stock, without giving effect to the warrants. To our knowledge, the investors did not act as a group in the Transaction. Certain of the investors, due to their ownership or related ownerships, may be required to file a Schedule 13D or 13G with the Securities and Exchange Commission.

         In addition as discussed more fully in Item 5.02, Scott B. Seaman and Gregory H. Bailey, M.D. were appointed to the Board of Directors to fill two of the vacancies, and the Company agreed to file a Schedule 14f-1 to appoint a third new director, Mr. David Hung.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

         On April 13, 2006, in connection with the Transaction, Messrs Boveroux, Kamin and Wesner resigned as directors, and the remaining two directors subsequently appointed Scott B. Seaman and Gregory H. Bailey to the Board of Directors to fill two of the three vacancies.

         For the last ten years, Mr. Seaman has been the executive director of Albert and Margaret Alkek Foundation, a private foundation primarily supporting institutions in the Texas Medical Center in Houston, Texas. Mr. Seaman has held various financial positions in companies affiliated with the Alkek family interests for the last twenty years. Since January 2003, Mr. Seaman has served as chairman and, since July 2004, president of ICT Management Inc., the general partner of Impact Composite Technology Ltd. Since May 2004, Mr. Seaman has served as a member of the investment committee of Global Hedged Equity Fund LP. Since September 1986, Mr. Seaman has served as a Secretary and Treasurer for M&A Properties, Inc.

         Dr. Bailey, has served as a managing director of MDB since May 2004. From June 2002 to June 2003, Dr. Bailey served as a managing director of Gilford Securities, Inc and from 1998 to June 2002, Dr. Bailey served as a managing director of Knightsford Bank Corp. Since May 2005, Dr. Bailey has served as director of Medivation, Inc., a public company focused on acquiring biomedical technologies. Dr. Bailey holds a M.D. from the University of Western Ontario.

         Prior to the Transaction, Mr. Seaman, individually owned 50,500 shares of the Company's common stock, series B warrants to purchase 29,000 shares of the Company's common stock, and series C warrants to purchase 53,333 shares of the Company's common stock. In addition, Albert and Margaret Alkek Foundation and Alkek & Williams Ventures, Ltd, entities in which Mr. Seaman may be deemed to have voting power and/or investment power, owned in the aggregate 303,334 shares of the Company's common stock, series B warrants to purchase 219,918 shares of the Company's common stock, and series C warrants to purchase 404,446 shares of the Company's common stock. In connection with the Transaction, (i) Mr. Seaman individually purchased 150,000 shares of the Company's common stock and was issued a warrant to purchase 75,000 shares of the Company's common stock, and (ii) Albert and Margaret Alkek Foundation and Alkek & Williams Ventures, Ltd, entities in which Mr. Seaman may be deemed to have voting power and/or investment power, acquired in the aggregate 7,500,000 shares of the Company's common stock and warrants to purchase 3,750,000 shares of the Company's common stock. As an individual investor in the Transaction and being deemed to have or share voting power and/or investment power with respect to the shares of the Company's common stock and the warrants to purchase the Company's common stock held by the Albert and Margaret Alkek Foundation and Alkek & Williams Ventures, Ltd., both of which were investors in the Transaction, Mr. Seaman beneficially owns 17.53% of the outstanding shares of the Company.

         In connection with the Transaction, (i) Palantir Group, Inc., an entity in which Dr. Bailey has voting power and/or investment power, acquired 100,000 shares of the Company's common stock and a warrant to purchase 50,000 shares of the Company's common stock, (ii) MDB, an entity in which Dr. Bailey is an managing director, but disclaims any voting power and/or investment power, acquired 2,000,000 shares of the Company's common stock and a warrant to purchase 1,000,000 shares of the Company's common stock, and (iii) MDB received $1,723,300 for its services in the Transaction and a warrant to purchase 2,083,300 shares of the Company's common stock. Dr. Bailey beneficially owns less than 1% of the total outstanding shares of the Company.

         Due to the resignations of Messrs Boveroux, Kamin and Wesner, the entire Board of Directors is acting as the nominating committee and audit committee and Mr. Frison is the sole member of the compensation committee. Neither Dr. Bailey nor Mr. Seaman has been appointed to any committee of the board of directors. It is expected that the nominating committee and audit committee will be immediately reconstituted and that one or more directors will be added to the compensation committee.

         Other than as set forth above, neither Mr. Seaman nor Dr. Bailey have been involved with a related transaction or relationship as defined by Item 404(a) of Regulation S-B with the Company.

Item 9.01         Financial Statements and Exhibit

         (c)      Exhibits

The following exhibits are to be filed as part of this 8-K:

     Exhibit No.    Identification of Exhibit
     -----------    -------------------------

       10.1         Purchase Agreement dated April 11, 2006
       10.2         Registration Rights Agreement dated April 11, 2006
       10.3 Form of Warrant issued in connection with April 2006 financing
       10.4         Second Amendment to the Amended and Restated License
                    Agreement
       10.5         Form of Warrant issued to MDB Capital Group LLC
       99.1         Press Release dated April 17, 2006
       99.2         Press Release dated April 17, 2006




                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   PHARMAFRONTIERS CORP.

                                   By:  /s/ David McWilliams
                                   -------------------------
                                   David McWilliams, Chief Executive Officer

DATE:  April 18, 2006

                                  EXHIBIT INDEX

Exhibit No.   Description
-----------   -----------

   10.1       Purchase Agreement dated April 11, 2006
   10.2       Registration Rights Agreement dated April 11, 2006
   10.3       Form of Warrant issued in connection with April 2006 financing
   10.4       Second Amendment to the Amended and Restated License Agreement
   10.5       Form of Warrant issued to MDB Capital Group LLC
   99.1       Press Release dated April 17, 2006
   99.2       Press Release dated April 17, 2006